UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2014

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-129347	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01              Entry into a Material Definitive Agreement.

On September 29, 2014, the Compensation Committee recommended and the Board of Directors of White Mountain Titanium Corporation (the “Company”) approved amendments to the existing Management Services Agreements with Michael P. Kurtanjek, a director and the President of the Company (the “Kurtanjek Amended Agreement”), and with Chapelle Capital Corp., an entity owned and controlled by Brian Flower, the Executive Vice-President of the Company (the “Chapelle Capital Amended Agreement”). In addition, the Compensation Committee recommended and the Board of Directors also approved Management Services Agreements with Rich Top Management Limited, a company owned and controlled by Kin Wong, the Chairman and Chief Executive Officer of the Company (the “Rich Top Agreement”), and with The W Formation Group Inc., a company owned and controlled by Wei Lu, a director of the Company (the “W Formation Agreement”). The various agreements were executed by the parties on September 29, 2014.

The material terms and conditions of each of the agreements are disclosed in response to Item 5.02 below and such information is incorporated into this Item. Copies of the agreements are attached as exhibits to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Kurtanjek Amended Agreement

In accordance with the terms of the Kurtanjek Amended Agreement, the following changes were made to the compensation payable to Mr. Kurtanjek:

  Commencing retroactive to August 1, 2014, and until the month during which the Company receives regulatory approval of the Environmental Impact Statement for its Cerro Blanco project (the “EIS”), Mr. Kurtanjek will not receive $5,000 of his $20,000 monthly salary. The unpaid portion will accrue, without interest, and be paid promptly, but not later than the last business day of the calendar month next following receipt of the EIS.

  On or about February 7, 2010, the Company granted to Mr. Kurtanjek a five-year incentive warrant to purchase up to 1,000,000 shares of common stock of the Company at $1.50 per share. The warrant was amended as follows: (i) the expiration date of the warrant was extended to December 31, 2017; (ii) the number of warrants was reduced to 300,000; and (iii) the exercise price of the warrants was reduced to $0.65.

  Mr. Kurtanjek retains his right to participate in the Company’s annual share compensation pool, but the right to at least 25% of the pool has been eliminated.

The Chapelle Capital Amended Agreement

Pursuant to the terms of the Chapelle Capital Amended Agreement, the following changes were made to the agreement retroactive to March 1, 2014:

  The amount of time required under the agreement was reduced from 80% of Mr. Flower’s time to 60% of his time.

  The termination date of the agreement was set as September 30, 2014, to coincide with the closing of the Company’s Vancouver office.

  Mr. Flower relinquished his right to bonus shares except for a bonus of 200,000 shares of common stock upon completion of the EIS, even if this occurs after expiration of the term of the agreement.

  On or about February 7, 2010, the Company granted to Mr. Flower a five-year incentive warrant to purchase up to 1,000,000 shares of common stock of the Company at $1.50 per share. The warrant was amended as follows: (i) the expiration date of the warrant was extended to December 31, 2017; (ii) the number of warrants was reduced to 300,000; and (iii) the exercise price of the warrants was reduced to $0.65.

  Mr. Flower will receive 100,000 shares under the Company’s annual share compensation pool for 2014 and has eliminated the right to at least 25% of the pool.

  Following the expiration of the Chapelle Capital Amended Agreement, Mr. Flower has agreed to make himself available on a project-by-project basis to assist the Company on its Cerro Blanco project under terms which the parities intend to negotiate prior to Mr. Flower performing these post-expiration services.

In addition, effective September 30, 2014, Mr. Flower resigned as the Executive Vice-President of the Company.

The Rich Top Agreement

Under the terms of the Rich Top Agreement, Mr. Wong has agreed to serve as Chairman and Chief Executive Officer of the Company and his company will provide designated management services. The terms of the agreement are retroactive to July 1, 2014, when Mr. Wong first began providing the services. The base amount payable under the agreement is $13,500 per month, plus reimbursable out of pocket expenses. Effective August 1, 2014, and until the month during which the Company receives regulatory approval of its EIS, $1,700 of this base amount will not be paid but will accrue, without interest, and be paid promptly, but not later than the last business day of the calendar month next following receipt of the EIS. As a signing bonus, the Company granted to Mr. Wong options to purchase up to 400,000 shares of common stock pursuant to the terms of the Company’s 2010 Stock Option/Stock Issuance Plan (the “Plan”). These options are fully vested, will expire on December 31, 2017, and are exercisable at $0.45 per share. In addition, the Company has agreed to grant Mr. Wong the following stock bonuses under the Plan: (i) 300,000 shares after the closing price of the Company’s stock has been maintained at or above the price of $1.00 per share for at least two thirds of the trading days during any 30-consecutive-trading-days’ period, (ii) 500,000 shares upon the Company signing the first definitive strategic alliance agreement and / or arrangement of project capital of not less than $10,000,000, excluding the current funding as provided in the Binding MOU, as amended; and (iii) 200,000 shares upon obtaining a listing for the Company’s stock on a senior stock exchange in Asia. Mr. Wong will also be entitled to participate in the Company’s annual management share compensation pool. The Company has agreed to provide him with the use of office space at the Company’s offices. The agreement also provides for severance payments in the event of termination upon a change of control by which he would receive a severance payment equal to the highest annual base amount, immediate vesting of any unvested options, warrants or other convertible instruments, the pro rata amount of any bonuses or share compensation pool, and the extension of the exercise period of any options, warrants or other convertible instruments for at least six months following termination. The agreement may be terminated by either party without cause upon three months’ written notice.

The W Formation Agreement

Under the terms of the W Formation Agreement, Mr. Lu and his company will provide designated management services. The terms of the agreement are retroactive to April 1, 2014, when Mr. Lu first commenced providing the services. The base amount payable under the agreement is $13,500 per month, plus reimbursable out of pocket expenses. Effective August 1, 2014, and until the month during which the Company receives regulatory approval of its EIS, $1,700 of this base amount will not be paid but will accrue, without interest, and be paid promptly, but not later than the last business day of the calendar month next following receipt of the EIS. As a signing bonus, the Company granted to Mr. Lu options to purchase up to 300,000 shares of common stock pursuant to the terms of the Plan. These options are fully vested, will expire on December 31, 2017, and are exercisable at $0.45 per share. In addition, the Company has agreed to grant Mr. Lu the following stock bonuses under the Plan: (i) 200,000 shares after the closing price of the Company’s stock has been maintained at or above the price of $1.00 per share for at least two thirds of the trading days during any 30-consecutive-trading-days’ period, (ii) 350,000 shares upon the Company signing the first definitive strategic alliance agreement and / or arrangement of project capital of not less than $10,000,000, excluding the current funding as provided in the Binding MOU, as amended; and (iii) 150,000 shares upon obtaining a listing for the Company’s stock on a senior stock exchange in Asia. Mr. Lu will also be entitled to participate in the Company’s annual management share compensation pool. The Company has agreed to provide him with the use of office space at the Company’s offices. The agreement also provides for severance payments in the event of termination upon a change of control by which he would receive a severance payment equal to the highest annual base amount, immediate vesting of any unvested options, warrants or other convertible instruments, the pro rata amount of any bonuses or share compensation pool, and the extension of the exercise period of any options, warrants or other convertible instruments for at least six months following termination. The agreement may be terminated by either party without cause upon three months’ written notice.

Management Option Grants

On October 2, 2014, the Board of Directors awarded options to Yee Y (Sue) Pei, a director and Chairman of the Company’s Compensation Committee, and to Weigang Greg Ye, a director and member of the Company’s Audit Committee. Ms. Pei received options to purchase 200,000 shares and Mr. Ye received options to purchase 175,000 shares. The options were granted to the parties under the Plan for acceptance of appointments as independent directors of the Company and service on the committees. The fully vested, three-year options are exercisable at $0.45 per share.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Management Services Agreement dated September 29, 2014, with Michael P. Kurtanjek

99.2	Amended and Restated Management Services Agreement dated effective March 1, 2014, with Chapelle Capital Corp.

99.3	Management Services Agreement dated effective July 1, 2014, with Rich Top Management Limited

99.4	Management Services Agreement dated effective April 1, 2014, with The W Formation Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: October 3, 2014	By	/s/ Kin Wong
Kin Wong, Chief Executive Officer